                                                                    EXHIBIT 99.1

[LITTELFUSE (R) LOGO]                                                       NEWS

NEWS RELEASE                    Littelfuse, Inc.
                                800 East Northwest Highway Des Plaines, IL 60016
                                (847) 824-1188 - (847) 391-0894 - FAX #

CONTACT: PHIL FRANKLIN,
VICE PRESIDENT, OPERATIONS SUPPORT & CFO (847) 391-0566

                  LITTELFUSE REPORTS FIRST QUARTER 2005 RESULTS

      DES PLAINES, ILLINOIS, MAY 9, 2005 - Littelfuse, Inc. (NASDAQ/NMS:LFUS) today reported sales and earnings for the first quarter of 2005.

      Sales for the first quarter of 2005 were $121.7 million, a 9% increase from sales of $111.4 million in the first quarter of 2004. Heinrich Industrie AG, acquired in May 2004, accounted for $22.6 million of sales in the first quarter. Excluding Heinrich, sales for the first quarter of 2005 were down 11% from the prior year quarter. Diluted earnings per share were $0.20 for the first quarter of 2005. Excluding a $1.7 million pre-tax charge for plant rationalization and staff reductions, diluted earnings per share were $0.24 for the first quarter of 2005. This compares to diluted earnings per share of $0.43 for the first quarter of 2004.

      "Our first quarter performance was consistent with our expectations of sales and earnings similar to the fourth quarter," said Gordon Hunter, Chief Executive Officer. "Sales for our base business were below last year's first quarter due primarily to inventory correction in the electronic distribution channels and softness in the telecom end markets in North America and China."

      Excluding Heinrich, sales for the first quarter of 2005 compared to the prior year period were down 11%, with the Americas down 9%, Europe down 15% and Asia down 12%. By market and excluding Heinrich, sales for the first quarter of 2005 compared to the prior year period were down 16% for electronics, down 7% for automotive and up 15% for electrical.

      "Our automotive business, while up 4% sequentially in the first quarter, declined from last year's strong first quarter due to incremental sales to support an OEM recall program in 2004 and lower car build in both the U.S. and Europe in 2005. Electrical sales continue to trend above last year, reflecting improved fundamentals in the industrial and non-residential construction sectors," said Hunter. "Heinrich sales for the first quarter of 2005 showed a similar decline to the Littelfuse base business, primarily driven by weakness in the electronics markets."

                                     -more-

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      Cash from operating activities was $0.1 million for the first quarter of
2005, compared to $2.9 million for the same period in 2004. Net capital expenditures for the first quarter of 2005 were $8.7 million, compared to $3.0 million in the first quarter of 2004.

      "The increase in capital spending for the quarter relates primarily to manufacturing process improvements, new product introductions and future capacity increases," said Phil Franklin, Chief Financial Officer. "It is typical in our business for most of our cash flow to be generated in the second half of the year, and it is expected that this year will follow the same pattern."

      Littelfuse will host a conference call today, Monday, May 9, 2005 at 11:00 a.m. Eastern/10:00 a.m. Central time to discuss the first quarter results. The call will be broadcast live over the Internet and can be accessed through the company's Web site: www.littelfuse.com. Listeners should go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software. The call will be available for replay through June 30, 2005 and can be accessed through the Web site listed above.

      Littelfuse is a global company offering the broadest line of circuit protection products in the industry. In addition to its Des Plaines, Illinois, world headquarters, Littelfuse has research and manufacturing facilities in China, England, Germany, Ireland, Mexico, the Philippines and the United States. It also has sales, distribution and engineering facilities in Brazil, China, Germany, Hungary, Japan, Korea, the Netherlands, Singapore, Taiwan and the U.S.

      For more information, please visit Littelfuse's Web site at www.littelfuse.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995.

Any forward looking statements contained herein involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development and patent protection, commercialization and technological difficulties, capacity and supply constraints or difficulties, exchange rate fluctuations, actual purchases under agreements, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations and other risks which may be detailed in the company's Securities and Exchange Commission filings.

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                                LITTELFUSE, INC.
                         Sales by Geography and Market*
                              (Dollars in Millions)

                                FIRST QUARTER
                      --------------------------------
                         2005       2004      % CHANGE
                      ---------    -------    --------
GEOGRAPHY
Americas              $    50.2    $  53.2       -6%
Europe                     34.5       20.9       65%
Asia Pacific               37.0       37.3       -1%
                      ---------    -------       --

       TOTAL          $   121.7    $ 111.4        9%
                      =========    =======       ==

                                FIRST QUARTER
                      --------------------------------
                         2005       2004      % CHANGE
                      ---------    -------    --------
MARKET
Electronics           $    63.3    $  74.9      -16%
Automotive                 25.8       27.8       -7%
Electrical                 10.0        8.7       15%
                      ---------    -------      ---
     Subtotal              99.1      111.4      -11%
Heinrich                   22.6          -        -
                      ---------    -------      ---

       TOTAL          $   121.7    $ 111.4        9%
                      =========    =======      ===

* Certain prior year amounts have been reclassified to conform to the current year presentation.

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                                LITTELFUSE, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data, unaudited)

                                                               For the Three Months Ended
                                                                 APRIL 2,       April 3,
                                                                  2005           2004
                                                               -----------    -----------
Net sales.................................................     $   121,688    $   111,418

Cost of sales.............................................          81,997         71,613
                                                               -----------    -----------

Gross profit..............................................          39,691         39,805

Selling, general and administrative.......................          27,114         20,543
Research and development expenses.........................           4,738          3,181
Amortization of intangibles...............................             631            339
                                                               -----------    -----------

Operating income..........................................           7,208         15,742

Interest expense..........................................             479            426
Other (income) expense....................................            (134)           307
                                                               -----------    -----------

Income before minority interest...........................           6,863         15,009

Minority interest.........................................               7              -
Income taxes..............................................           2,417          5,403
                                                               -----------    -----------

Net income................................................     $     4,439    $     9,606
                                                               ===========    ===========

Net income per share:

   Basic..................................................     $      0.20    $      0.44
                                                               ===========    ===========
   Diluted................................................     $      0.20    $      0.43
                                                               ===========    ===========

Weighted average shares and equivalent shares outstanding:
   Basic..................................................          22,484         22,032
                                                               ===========    ===========
   Diluted................................................          22,710         22,388
                                                               ===========    ===========

                                     -more-

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                                LITTELFUSE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands, unaudited)

                                                         APRIL 2, 2005   January 1, 2005
                                                         -------------   ---------------
ASSETS:
Cash and cash equivalents.............................   $      29,390   $        28,583

Receivables...........................................          77,973            77,726
Inventories...........................................          76,979            79,080
Deferred income taxes.................................          16,466            17,056
Other current assets..................................           8,844             6,804
                                                         -------------   ---------------

Total current assets..................................         209,652           209,249

Property, plant, and equipment, net...................         138,558           136,465
Intangible assets, net................................          18,421            19,052
Goodwill..............................................          55,266            55,249
Investments...........................................           5,466             4,886
Other assets..........................................             410               408
                                                         -------------   ---------------

    Total assets                                         $     427,773   $       425,309
                                                         =============   ===============

LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities excluding current portion
    of long-term debt.................................   $      73,850   $        82,196
Current portion of long-term debt.....................          42,630            32,958
                                                         -------------   ---------------

Total current liabilities.............................         116,480           115,154

Long-term debt........................................           1,232             1,364

Deferred income taxes.................................           9,148             8,573
Accrued post-retirement benefits......................          19,732            20,417
Other long-term liabilities...........................           6,809             7,081
Minority interest.....................................           2,645             2,636
Shareholders' equity..................................         271,727           270,084
                                                         -------------   ---------------

    Total liabilities and shareholders' equity........   $     427,773   $       425,309
                                                         =============   ===============

Common shares issued and outstanding
    of 22,410,486 and 22,549,595,
    at April 2, 2005, and January 1, 2005,
    respectively

                                     -more-

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Page 6

                                LITTELFUSE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands, unaudited)

                                                          For the Three Months Ended
                                                           APRIL 2,        April 3,
                                                             2005           2004
                                                          ----------     -----------
Operating activities:
Net income.............................................   $    4,439     $     9,606
Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation.......................................        6,641           5,639
    Amortization.......................................          631             339
Changes in operating assets and liabilities:
    Accounts receivable................................       (1,527)         (8,221)
    Inventories........................................          945          (2,370)
    Accounts payable and accrued expenses..............       (7,263)           (410)
    Prepaid expenses and other.........................       (3,773)         (1,648)
                                                          ----------     -----------
Net cash provided by operating activities..............           93           2,935

Cash used in investing activities:
    Purchases of property, plant, and equipment, net...       (8,698)         (2,992)
    Acquisitions, net of cash acquired.................          (28)              -
                                                          ----------     -----------
Net cash used in investing activities..................       (8,726)         (2,992)

Cash provided by (used in) financing activities:
    Proceeds from long-term debt.......................       15,056               -
    Payments of long-term debt.........................       (5,213)            (39)
    Proceeds from repayment of notes receivable,
    common stock.......................................        3,521               -
    Proceeds from exercise of stock options............          461           1,884
    Purchase of treasury stock.........................       (3,199)              -
                                                          ----------     -----------
Net cash provided by financing activities..............       10,626           1,845

Effect of exchange rate changes on cash................       (1,186)            (21)
                                                          ----------     -----------

Increase in cash and cash equivalents..................          807           1,767
Cash and cash equivalents at beginning of period.......       28,583          22,128
                                                          ----------     -----------
Cash and cash equivalents at end of period.............   $   29,390     $    23,895
                                                          ==========     ===========

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